    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 29, 1996
                                                      REGISTRATION NO. 333-
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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                    CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               BERMUDA                                                                      NOT APPLICABLE
   (STATE OR OTHER JURISDICTION OF                                                         (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                                                      IDENTIFICATION NUMBER)

                                CLARENDON HOUSE
                                 CHURCH STREET
                                 HAMILTON HM/CX
                                    BERMUDA
                                 (441) 296-1431
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                               LEONARD M. FERTIG
                            CHIEF EXECUTIVE OFFICER
                    CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
                        C/O CME DEVELOPMENT CORPORATION
                               18 D'ARBLAY STREET
                             LONDON W1V 3FP ENGLAND
                                44-171-292-7900
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                   Copies to:

                   ROBERT L. KOHL, ESQ.                                           ALAN SIEGEL, ESQ.
                   ROSENMAN & COLIN LLP                                         AKIN, GUMP, STRAUSS,
                    575 MADISON AVENUE                                          HAUER & FELD, L.L.P.
                    NEW YORK, NY 10022                                             399 PARK AVENUE
                      (212) 940-8800                                             NEW YORK, NY 10022
                                                                                   (212) 872-1000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of the Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

[CAPTION]

       TITLE OF EACH CLASS OF                            PROPOSED MAXIMUM       PROPOSED MAXIMUM     AMOUNT OF
          SECURITIES TO BE             AMOUNT TO BE      OFFERING PRICE PER     AGGREGATE OFFERING   REGISTRATION
             REGISTERED                REGISTERED(1)            SHARE                PRICE(2)             FEE
Class A Common Stock, $0.01 par
  value per share...................      920,000              $28.00               $2,576,000          $7,806

(1) Includes 120,000 shares that the Underwriters have the option to purchase to cover over-allotments, if any.

(2) Solely for purpose of calculating the registration fee pursuant to Rule 457(c).
--------------------------------------------------------------------------------
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

     The contents of Amendment No. 2 to the Registration Statement on Form S-3 (333-12699) filed by Central European Media Enterprises Ltd. pursuant to the Securities Act of 1933, as amended, are hereby incorporated into this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on October 29, 1996.

                                          CENTRAL EUROPEAN MEDIA ENTERPRISES
                                          LTD.

                                          By: /s/ John A. Schwallie
                                              _________________________________
                                                      John A. Schwallie
                                               Vice President-Finance, Chief
                                                     Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                    TITLE                            DATE
------------------------------------------  ----------------------------------------   -------------------

                                            Chairman of the Board of Directors            October 29, 1996
------------------------------------------
             Ronald S. Lauder

/s/  Leonard M. Fertig                      President, Chief Executive Officer and        October 29, 1996
------------------------------------------  Director (Principal Executive Officer)
            Leonard M. Fertig

/s/ John A. Schwallie                       Vice President--Finance,                      October 29, 1996
------------------------------------------  Chief Financial Officer
            John A. Schwallie               (Principal Accounting and
                                            Principal Financial Officer)

/s/ Andrew Gaspar                           Director and Authorized U.S.                  October 29, 1996
------------------------------------------  Representative
              Andrew Gaspar

/s/ Herbert Schlosser                       Director                                      October 29, 1996
------------------------------------------
            Herbert Schlosser

/s/ Nicolas Trollope                        Director                                      October 29, 1996
------------------------------------------
             Nicolas Trollope

/s/ Robert A. Rayne                         Director                                      October 29, 1996
------------------------------------------
             Robert A. Rayne

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER   EXHIBITS
------   ----------------------------------------------------------------------------------------------------------
  1.01    --   Form of Underwriting Agreement
  4.01    --   Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.01 to Amendment
               No.1 to the Company's Registration Statement No. 33-80344 on Form S-1, filed on August 19, 1994)
  5.01    --   Opinion of Conyers, Dill & Pearman
 23.01    --   Consent of Conyers, Dill & Pearman (included in Exhibit 5.01)
 23.02    --   Consent of Rosenman & Colin LLP (incorporated by reference to Exhibit 23.02 to Amendment No.1 to the
               Company's Registration Statement No. 333-12699 on Form S-3, filed on October 9, 1996)
 23.03    --   Consent of Arthur Andersen & Co. (included at page II-3)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 28, 1996 and March 4, 1996 and included in Central European Media Enterprises Ltd.'s Form 10-K for the year ended December 31, 1995 and to all references to our firm included in or made a part of this registration statement.

                                          ARTHUR ANDERSEN & CO.

Hamilton, Bermuda
October 29, 1996


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